Exhibit 99.3

U.S. RARE EARTH MINERALS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

To The Board of Directors and Stockholders of

U.S. Rare Earth Minerals, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of U.S. Rare Earth Minerals, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital and has not generated revenues to cover operating expenses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2017

Farmington, Utah

March 30, 2018

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U.S. RARE EARTH MINERALS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$15,274	$11,092
Accounts receivable	22,959	9,600
Inventory	5,264	6,272
Total current assets	43,497	26,964

Property and Equipment, Net of Accumulated Depreciation of $283,902 and $266,366 respectively	682,171	24,707

Total assets	$725,668	$51,671

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	11,304	$37,165
Accounts payable- related party	9,898	168,325
Shareholder Advance	22,700	-
Deferred revenue	4,800	-
Accrued interest	24,576	26,776
10% Series A Senior (non-subordinated) debentures	5,000	5,000
Loan payable	25,000	25,000
Notes Payable	80,000	80,000
Total current liabilities and total liabilities	183,278	342,266

STOCKHOLDERS’ EQUITY (DEFICIT):
Class A Preferred stock: $0.001 par value; 50,000,000 authorized, 440,500 shares issued and outstanding as of December 31, 2017 and 2016, respectively	441	441
Common stock: $0.001 par value; 300,000,000 authorized, 105,416,350 and 28,166,350 shares issued and outstanding as of December 31, 2017 and 2016, respectively	105,416	28,166
Additional paid in capital	14,637,720	13,563,598
Accumulated deficit	(14,201,187)	(13,882,800)
Total stockholders’ equity (deficit)	542,390	(290,595)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$725,668	$51,671

The accompanying notes are an integral part of these financial statements.

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U.S. RARE EARTH MINERALS, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,	December 31,
	2017	2016

REVENUES	$191,077	$246,495
Cost of goods sold	103,979	96,304
Gross Profit	87,098	150,191

General, selling and administrative expenses	397,685	821,470
Total operating expenses	397,685	821,470

Operating Loss	(310,587)	(671,279)

Other income (expense):
Interest expense	(7,800)	(7,800)
Loss on settlement of debt	-	(17,677)
Total other income (expense)	(7,800)	(25,477)

Loss before provision for income taxes	(318,387)	(696,756)

Provision for income taxes	-	-

Net Loss	$(318,387)	$(696,756)

Net loss per common share - basic and diluted	$(0.01)	$(0.03)

Weighted average of common shares outstanding	39,493,199	26,505,350

The accompanying notes are an integral part of these financial statements.

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U.S. RARE EARTH MINERALS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2017 and 2016

					Additional
	Common Stock		Preferred Stock		Paid in Capital		Accumulated
	Shares	Amount	Shares	Amount	Common	Preferred	Deficit	Total

Balance January 1, 2016	12,316,350	$12,316	440,500	$441	$12,538,009	$440,059	$(13,186,044)	$(195,219)

Issuance of stock for cash	2,500,000	2,500	-	-	47,500	-	-	50,000

Issuance of stock for services	12,550,000	12,550	-	-	497,150	-	-	509,700

Issuance of stock in exchange for payables	800,000	800	-	-	40,880	-	-	41,680

Net loss	-	-	-	-	-	-	(696,756)	(696,757)

Balance December 31, 2016	28,166,350	$28,166	440,500	$441	$13,123,539	$440,059	$(13,882,800)	$(290,595)

Issuance of stock for services	6,750,000	6,750	-	-	215,250	-	-	222,000

Issuance of stock for mining claims	67,500,000	67,500	-	-	607,500	-	-	675,000

Issuance of stock in exchange for payables	3,000,000	3,000			27,000			30,000

Settlement of accounts payable- related party					224,372			224,372

Net loss	-	-	-	-	-	-	(318,387)	(318,387)

Balance December 31, 2017	105,416,350	$105,416	440,500	$441	$14,197,661	$440,059	$(14,201,187)	$542,390

The accompanying notes are an integral part of these financial statements.

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U.S. RARE EARTH MINERALS, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,	December 31,
	2017	2016
Cash Flows From Operating Activities:
Net Loss	$(318,387)	$(696,756)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation	17,536	27,628
Stock for services	222,000	509,700
Loss on settlement of debt	-	17,677
Changes in assets and liabilities:
Decrease (Increase) accounts receivable	(13,359)	(9,600)
Decrease (Increase) inventory	1,008	(6,272)
Increase (Decrease) accounts payable and accrued expenses	(16,663)	46,285
Increase (Decrease) accounts payable – related party	86,747	168,325
Increase (Decrease) accrued interest	(2,200)	800
Increase in deferred revenue	4,800	-
Net cash provided by (used in) operating activities	(18,518)	(42,389)

Cash Flows From Investing Activities:	-	-

Cash Flows From Financing Activities:
Proceeds from Shares issued for cash	-	50,000
Proceeds from shareholder advances	22,700	-
Net cash provided by financing activities	22,700	50,000

Net increase (decrease) in cash	4,182	7,611
Cash, beginning of period	11,092	3,481
Cash, end of period	$15,274	$11,092

Cash paid for:
Income Taxes	-	-
Interest	$10,000	$7,000

Supplemental schedule of non-cash activities:
Shares issued for Accounts payable – related party	$30,000	$41,680
Forgiveness of Accounts payable – related party	$224,372	$-
Shares issued for mining claims – related party	$675,000	$-

The accompanying notes are an integral part of these financial statements.

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U.S. RARE EARTH MINERALS, INC.

NOTES TO FINANCIAL STATEMENTS

(audited)

NOTE 1. FORMATION AND BUSINESS OF THE COMPANY

Basis of Presentation and Organization

U.S. Rare Earth Minerals, Inc. was incorporated in the state of Nevada on June 9, 2008. As used in these Notes to the Financial Statements, the terms the “Company”, “we”, “us”, “our” and similar terms refer to U.S. Rare Earth Minerals, Inc.

U.S. Rare Earth Minerals, Inc., formerly known as U.S. Natural Nutrients and Minerals, Inc. is in the business of mining a certain high-quality Calcium Montmorillonite clay which is high in minerals and other nutrients that is used for agricultural purposes to restore minerals to mineral depleted soil and for mineral supplements for animals and humans.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company maintains cash balances at one financial institution. Accounts at that institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Cash balances may at times exceed the FDIC insured limits. The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Uncollectible Receivables

The Company requires payment before release of product to preclude uncollectible receivables. If terms are granted to an established customer and their receivables are open one year past the due date, these open invoices will be reviewed to determine if they should be charged off at the year end. As of December 31, 2017, and 2016 no balances were charged off.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first out (FIFO) method. As of December 31, 2017, and 2016, all inventory consisted of finished goods of capsules.

Fixed Assets

The Company records fixed assets at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be between five and seven years. Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

At December 31, 2017 and December 31, 2016, the value of mining equipment was $280,834, with accumulated depreciation of $273,877 and $256,950 respectively for a net value of $6,957 and $23,884 respectively. The value of office equipment was $10,239 with accumulated depreciation of $10,024 and $9,416 respectively for a net value of $215 and $823 respectively. At December 31, 2017 and December 31, 2016, the depreciation expense for mining equipment was $16,927 and $25,998 respectively and for office equipment was $608 and $1,630 respectively.

Shipping and Handling Costs

The Company charges the customer for shipping and handling and those costs are recorded as cost of sales.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

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U.S. RARE EARTH MINERALS, INC.

NOTES TO FINANCIAL STATEMENTS

(audited)

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Revenue Recognition

The Company purchases Calcium Montmorillonite Clay pursuant to an agreement with a related party, who owns the land and mine containing such clay, and resells the product for agricultural uses. Revenue from the sale of product obtained from our mining contractor is recognized when ownership passes to the purchaser at which time the following conditions are met:

i) persuasive evidence that an agreement exists;

ii) the risks and rewards of ownership pass to the purchaser including delivery of the product;

iii) the selling price is fixed and determinable; or,

iv) collectively is reasonably assured.

Stock Based Compensation

Stock based compensation is accounted for using the Equity-Based Payments to Non-Employee Topic of the FASB ASC, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. We determine the value of stock issued at the date of grant. We also determine at the date of grant the value of stock at fair market value or the value of services rendered (based on contract or otherwise) whichever is more readily determinable.

Stock based compensation for employees is accounted for using the Stock Based Compensation Topic of the FASB ASC. We use the fair value method for equity instruments granted to employees and will use the Black Scholes model for measuring the fair value of options, if issued. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Fair Value Measurements

We adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

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U.S. RARE EARTH MINERALS, INC.

NOTES TO FINANCIAL STATEMENTS

(audited)

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company has generated minimal revenue and has an accumulated deficit of $14,201,187 and a working capital deficiency of $139,781 as of December 31, 2017. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. We will need to raise funds or implement our business plan to continue operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital sufficient to meet its minimal operating expenses by seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon, among other things, its ability to successfully accomplish the plans described in the preceding paragraph and eventually begin operations in accordance with its business plan. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. CAPITAL STOCK

On February 27, 2015, the Company filed a Certificate of Change with the Nevada Secretary of State changing the number of authorized common shares from 6,000,000 to 300,000,000. The Company is currently authorized to issue 50,000,000 shares of its $0.001 par value preferred stock and 300,000,000 shares of its $0.001 par value common shares.

The Company formally filed a Certificate of Designation authorizing 500,000 of the 50,000,000 authorized preferred shares to be designated as $0.001 par value, Class “A” 6% Cumulative, Convertible Voting Preferred Stock with the Nevada Secretary of State on December 31, 2013.

The preferred stock ranks senior to the common stock of the Company in each case with respect to dividend distribution and distributions of assets upon liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

These shares are issued as Class “A” 6% Cumulative, Convertible Voting Preferred Stock. Each share is valued at $1.00 per share for purposes of calculating interest and for conversion purposes and accrues interest at 6% per annum from the date of issue. Interest is cumulative for a maximum of two years and compounds annually. Interest accrued thereon shall become due and payable and shall be paid by the Company on or prior to thirty (30) days after the second anniversary of issue date and each consecutive two-year period thereafter.

As of December 31, 2017, and 2016, a total of $118,237 and $86,610 has not been declared by the Company, respectively.

Each share is convertible at any time from date of issue into five (5) shares of Company common stock. Each share shall be entitled to five (5) votes that may be cast by the holder at any shareholder meeting or event requiring a shareholder vote. All interest accrued to date of conversion will be paid by Company to holder within sixty (60) days of date of conversion by holder. These shares are callable by the Company at any time after three (3) years from date of issue at $1.00 plus accrued but unpaid interest unless previously converted.

As of December 31, 2017, and 2016, there were 440,500 and 440,500 shares of Class “A” 6% Cumulative, Convertible Voting Preferred Stock issued and outstanding, respectively.

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U.S. RARE EARTH MINERALS, INC.

NOTES TO FINANCIAL STATEMENTS

(audited)

During 2016, at various times, an aggregate of 18,850,000 shares of common stock were issued in exchange for services and consideration. 2,500,000 shares were sold to investors at $0.02 per share; 800,000 shares valued at $0.05 per share were issued for settlement of accounts payable – related party of $24,003 and a loss on settlement of debt in the amount $17,677 was recorded related to this issuance; 6,000,000 shares, valued at $0.04 per share, 1,500,000 shares valued at $0.02 per share and 1,500,000 shares valued at $0.05 per share were issued to Board members; 3,000,000 shares valued at $0.04 per share and 550,000 valued at $0.05 per share were issued to consultants; 3,000,000 shares were issued in error on November 29, 2016, cancelled on November 29, 2016 and returned to the treasury.

On January 13, 2017, 4,350,000 shares were cancelled.

On April 25, 2017, the Company issued 8,100,000 shares of common stock to 3 directors and various consultants for past services rendered. The fair value of these shares is $0.02 per share based on the stock price; thus $162,000 was recognized as stock-based compensation. Also, on that date, the Company issued 3,000,000 shares of S-8 shares to two consultants. The fair market value of these shares is $0.02 per share based on the stock price; thus $60,000 was recognized as stock-based compensation.

On November 18, 2017, the Company issued 67,500,000 shares of its unregistered Common Stock to a related party as consideration for acquisition of nine (9) Unpatented Placer Mining Claims valued at $675,000 by the Company and 3,000,000 shares of unregistered Common Stock as payment for outstanding accounts payable- related party valued at $30,000 and the remaining balance of $224,372 of the debt was forgiven and recorded to additional paid-in capital.

As of December 31, 2017, and 2016, there were 105,416,350 and 28,166,350 shares of common stock issued and outstanding, respectively.

NOTE 5. NOTES AND DEBENTURES PAYABLE

In 2009, the Company received multiple set of funds and the terms of each note payable are set forth: $5,000 note payable due upon demand and then in 2013 an $80,000 note bearing 6% per annum, simple interest, payable on or before August 23, 2013. The Company and note holders are in discussions with respect to the payoff of the notes as they both are in default.

At December 31, 2017, the Company has recorded accrued interest of $3,997 related to the notes and debentures payable which is included in the $24,576 accrued interest balance on the balance sheet. A $10,000 payment of accrued interest was made in 2017.

At December 31, 2016, the Company has recorded accrued interest of $8,697 related to the notes and debentures payable which is included in the $26,776 accrued interest balance on the balance sheet. A $7,000 payment of accrued interest was made in 2016.

NOTE 6. LOAN PAYABLE

We have two short-term loans totaling $25,000 at December 31, 2017 and 2016. These loans were due in 2012 and as of December 31, 2017 and 2016, are in default. These notes are accruing interest at a rate of 10% per annum. At December 31, 2017 and 2016, the Company has recorded accrued interest of $20,578 and $18,078, respectively related to the loans payable which is included in the $24,576 and $26,776, respectively of accrued interest balance on the balance sheet.

NOTE 7. INCOME TAXES

The components of the Company’s deferred tax asset are as follows as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Net operating loss carry forward at 21% (2017) and 35% (2016)	$2,318,157	$3,832,590
Valuation allowance	(2,318,157)	(3,832,590)
Net deferred tax allowance	$-	$-

For the fiscal year ended December 31, 2016 the Company measured our U.S. deferred tax assets at a statutory income tax rate of 35%. The valuation allowance for 2017 decreased by approximately $1,533,000 due to the change in enacted tax rates from 35% in 2016 to 21% in 2017.

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U.S. RARE EARTH MINERALS, INC.

NOTES TO FINANCIAL STATEMENTS

(audited)

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. The Company does not have any foreign earnings and therefore, we do not anticipate the impact of a transition tax. We have remeasured our U.S. deferred tax assets at a statutory income tax rate of 21%. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of any transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118, and no later than fiscal year end December 31, 2018.

Deferred tax asset consists of accumulated net operating losses of approximately $11,038,000 and $10,950,000 as of December 31, 2017 and 2016, respectively, which expire between 2033 and 2036.

The reconciliation of income tax expense at the U.S. statutory rate of 21% and 35% for the years ended December 31, 2017 and 2016, respectively, is as follows:

	2017	2016
US Statutory rate	21%	35%
Valuation allowance	-21%	-35%
Income tax provision	-	-

The Company had no gross unrecognized tax benefits that, if recognized, would affect the effective income tax rate in future periods. At December 31, 2017, the amount of gross unrecognized tax benefits before valuation allowances and the amount that would favorably affect the effective income tax rate in future periods after valuation allowances were $0. The Company recognizes interest expense and penalties related to unrecognized tax benefits in operating expenses. The Company had no accruals for interest or penalties as December 31, 2017 or December 31, 2016.

The Company files income tax returns in the United States. The Company has not filed its tax returns since 2014. The Company will file its U.S. federal return for the years ended December 31, 2017, 2016 and 2015 in 2018. Once filed, the 2017 U.S. federal return and those for 2016 and 2015 will be considered as open tax years. No tax returns are currently under examination by any tax authorities. The Company has not accrued any additional interest or penalties or the delinquency of our outstanding tax returns as we have incurred net losses in those periods still outstanding.

NOTE 8. RELATED PARTY TRANSACTIONS

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

As of December 31, 2016, the Company had an outstanding payable of $3,803 to a company owned by the CEO for packaging services provided during the year. As of December 31, 2017, the balance due is $9,198.

On July 11, 2017 Nathan Marks was appointed as Director and his company is also a customer. The Company had sales of $160,866 and $212,905 during the years ended December 31, 2017 and 2016, respectively, to this company.

The Company made payments of $26,157 and $31,941 to M. Strata, LLC during the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017, and 2016, the Company owed M. Strata, LLC $700 and $164,522 related to tonnage fees, respectively.

On November 18, 2017, finalized an Agreement with M Strata, LLC and the Company issued 67,500,000 shares of its unregistered Common Stock to AFCC, LLC (a Wyoming LLC) as consideration for acquisition of nine (9) Unpatented Placer Mining Claims valued at $675,000 by the Company and 3,000,000 shares of unregistered Common Stock as payment for outstanding payables valued at $254,372. The 3,000,000 shares issued for the $254,372 of payables were valued at $30,000 and the remaining balance of $224,372 was forgiven and recorded in additional paid-in capital.

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U.S. RARE EARTH MINERALS, INC.

NOTES TO FINANCIAL STATEMENTS

(audited)

Shareholder Advance

During the year ended December 31, 2017, various shareholders advanced $22,700 to the Company to help pay for operating expenses. The advances don’t have re-payment terms.

NOTE 9. CONCENTRATION

The Company has concentrated sales as follows:

	% of Sales
	2017	2016
Customer #1- related party	86%	87%

The Company has concentrated purchases as follows:

	% of Purchases
	2017	2016
Vendor #1- related party	25%	64%
Vendor #2	31%	-

NOTE 10. COMMITMENTS AND CONTINGENCIES

The Company has been advised by the Bureau of Land Management that it must prepare and submit an amended plan of remediation for Eagle 4 and related areas where mining and related activities are being conducted and also will be required to submit an environmental assessment as well which will interrupt mining activities. The amended plan of remediation to be submitted may result in increasing the amount of the bond presently posted by the Company. In addition, the Company has been advised by the BLM that it owes the BLM for materials removed from the mine site in prior years. The amounts have not been determined. Management estimates that the cost to be minimal and possibly zero. The Company and the BLM are waiting also for the Army Corps of Engineers to determine if a drainage ditch adjacent to the mine site is a stream, which is regulated by them. As of December 31, 2017, no determination has been made by the Army Corps of Engineers. No communication has been received from the Army Corps of Engineers since May 2014.

The Company’s Attorney continues an ongoing dialogue with the Bureau of Land Management and hopes to reach an agreement over an alleged water diversion on U.S. Rare Earth Minerals, Inc. Panaca, NV BLM mine site. It is hoped that the Army Corps of Engineers will soon visit the site and render a decision.

NOTE 11. SUBSEQUENT EVENTS

In preparing the financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued and none were noted.

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